Exhibit 10.1

AMENDMENT NUMBER 4 TO

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER 4 TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 20, 2010 (this “Amendment”), is entered into by and among FOUNTAIN CITY FINANCE, LLC, a Delaware limited liability company (the “Seller”), ENTERPRISE FUNDING COMPANY LLC, a Delaware limited liability company (“Enterprise Funding”), as an Investor, BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Bank of America”), as a Bank and as the agent (the “Agent”) for the Investors and the Banks, DST SYSTEMS, INC., a Delaware corporation (“DST Systems”), as the Parent and the Servicer, and each of the parties named on Schedule I hereto as Originators.  Capitalized terms used and not otherwise defined herein are used as defined in the Receivables Purchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Receivables Purchase Agreement, dated as of May 21, 2009 (as amended through the date hereof, the “Receivables Purchase Agreement”);

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

Amendments.  Effective as of the Effective Date (as defined below), the following amendments are made to the Receivables Purchase Agreement:

(a)           The definition of “Accounting Based Consolidation Event” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Accounting Based Consolidation Event” means solely to the extent an entity is not consolidated with an Indemnified Party on or prior to the date hereof, the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Investor that is the subject of this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of the Agent or any Bank or any of their Affiliates as the result of the determination after the date hereof by the Agent or any Bank that any change has occurred (whether before, on or after the date hereof) in accounting standards or the issuance of any pronouncement, interpretation or release, by any accounting body or any other Official Body charged with the promulgation or administration of accounting standards, including the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the SEC. For the purposes hereof, an Accounting Based Consolidation Event shall be deemed to have occurred as of the date that the related consolidation shall have been required.

(b)           The definition of “Alternate Rate” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Alternate Rate” means, for any Fixed Period and any Receivable Interest, an interest rate per annum equal to the Adjusted Eurodollar Rate for such Fixed Period; the “Alternate Rate” for each day in such Alternate Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on such day. The Alternate Rate for any date on or after the declaration or automatic occurrence of the Facility Termination Date pursuant to Section 5.01(x) or Section 7.01 shall be an interest rate equal to the Default Rate in effect on such day.

(c)           The definition of “Approved Replacement Financing” in Section 1.01 of the Receivables Purchase Agreement is hereby deleted in its entirety.

(d)           The definition of “Bank Commitment” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the amount “178,500,000”  therein and replacing, in its entirety, such amount with “153,000,000”.

(e)           A new definition of “BASEL II” is hereby added to Section 1.01 of the Receivables Purchase Agreement in the appropriate alphabetical order:
“BASEL II” means, the second accord adopted by the BASEL Committee on Banking Supervision, to the extent and in the manner implemented as an applicable Law, guideline or request (or any combination thereof) from any Official Body (whether or not having the force of law), including, but not limited to, the Risk-Based Capital Guidelines, as such accord and any related Law, guideline or request may be amended, supplemented, restated or otherwise modified, including, but not limited to, each similar and subsequent accord that may be adopted by the BASEL Committee on Banking Supervision (including, but not limited to, BASEL III) and all related Laws, guidelines or requests implementing each such accord as may be adopted and amended or supplemented from time to time, and any amendments or restatements of, and any supplements to, the Risk-Based Capital Guidelines.

(f)           A new definition of “BASEL Committee on Banking Supervision” is hereby added to Section 1.01 of the Receivables Purchase Agreement in the appropriate alphabetical order:

“BASEL Committee on Banking Supervision” means, the committee created in 1974 by the central bank governors of the Group of Ten nations.  For purposes hereof "Group of Ten" shall mean the countries of Belgium, Canada, France, Germany, Switzerland, the United States, Italy, Japan, the Netherlands, Sweden and the United Kingdom.

(g)           The definition of “Change of Control” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the amount “20,000,000”  therein and replacing, in its entirety, such amount with “40,000,000”.

(h)           The definition of “Commitment Termination Date” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the date “May 20, 2010”  therein and replacing, in its entirety, such date with “May 19, 2011”.

(i)           The definition of “Credit Agreement” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting the date “June 28, 2005” in such definition and replacing it with “April 16, 2010”.

(j)           The definition of “Eurodollar Base Rate” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:
“Eurodollar Base Rate” means, for each day during a Fixed Period in respect of which Yield for any Receivable Interest is computed by reference to the Adjusted Eurodollar Rate:

(i)           the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Reuters Screen on such day that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number LIBOR01) for deposits in U.S. dollars (for delivery on a date two Business Days later) with a term equivalent to one month; or

(ii)           in the event the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such day on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on a date two Business Days later) with a term equivalent to one month; or

(iii)           in the event the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the Agent on such day as the rate of interest at which U.S. dollar deposits (for delivery on a date two Business Days later than such day) in same day funds in the approximate amount of the Receivable Interest to be funded by reference to the Adjusted Eurodollar Rate and with a term equivalent to one month would be offered by its London branch to major banks in the London interbank eurodollar market at their request.

(k)           A new definition of “External Rating” is hereby added to Section 1.01 of the Receivables Purchase Agreement in the appropriate alphabetical order:

“External Rating” has the meaning specified in Section 5.01(x).

(l)           The definition of “Facility Termination Date” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:
“Facility Termination Date” means, the earliest of (a) the Commitment Termination Date or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (d) the date designated by the Agent to the Seller as the “Facility Termination Date” as a result of the failure of the Seller to obtain the External Rating or otherwise comply with its obligations under Section 5.01(x).

(m)           The definition of “Purchase Limit” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Purchase Limit” means, on any day, the lesser of (i) $150,000,000, as such amount may be reduced pursuant to Section 2.01(b) or (ii) the sum of (a) the Aggregate Capital of all Receivable Interests on such day plus (b) the Required Reserves.  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the Aggregate Capital of all Receivable Interests on such day.

(n)           A new definition of “Risk-Based Capital Guidelines” is hereby added to Section 1.01 of the Receivables Purchase Agreement in appropriate alphabetical order:

“Risk-Based Capital Guidelines” means the final rule titled “Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues”, adopted by the United States bank regulatory agencies on December 15, 2009.

(o)           The definition of “Servicer Default” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, from clauses (d), (f) and (h) thereof the amount “20,000,000” in each place therein and in each case replacing, in its entirety, such amount with “40,000,000”.

(p)           A new definition of “SFA” is hereby added to Section 1.01 of the Receivables Purchase Agreement in the appropriate alphabetical order:

“SFA” means the formula designated in BASEL II (or any law or regulation that may supplement, amend, restate or replace BASEL II in part or in whole) as the "Supervisory Formula Approach" for determining a bank's risk-based capital requirement for securitization transactions.

(q)           A new definition of “SFA Event” is hereby added to Section 1.01 of the Receivables Purchase Agreement in the appropriate alphabetical order:

“SFA Event” shall be deemed to have occurred if the Agent, at any time in its sole discretion, determines that it cannot, for any reason, use the SFA to calculate Bank of America's regulatory capital requirement in respect of the facility contemplated under the Transaction Documents.

(r)           The last paragraph of the definition of “Yield” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by adding “Section 5.01(x) or” after the phrase “… after the declaration or automatic occurrence of the Facility Termination Date pursuant to …”

(s)           Section 2.01(e) of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, clause (ii) thereof and re-numbering clauses (iii) and (iv) thereof accordingly.

(t)           Section 2.08(a) of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the phrase “…determines that compliance with any Law or any guideline or request from any Official Body (whether or not having the force of law)…” and replacing such phrase with “…determines at any time that compliance with any Law or any guideline or request from any Official Body (whether or not having the force of law), including, for the avoidance of doubt, BASEL II…”

(u)           Section 4.01(v) of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, from clause (i) thereof the phrase “…or by any provision of the documentation related to any Approved Replacement Facility, in each case as may be” and replacing it with the word “as”, and deleting, in its entirety, from clause (ii) thereof the phrase “…or by the documentation related to any Approved Replacement Facility, as the case may be”.

(v)           Section 4.02(l) of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the phrase “…and, following the execution thereof any similar agreements with respect to any Approved Replacement Financing”.

(w)           Section 5.01(l)(vi) of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the amount “20,000,000” therein and replacing, in its entirety, such amount with “40,000,000”.

(x)           Section 5.01(v) of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the phrase “…and, following the execution thereof any similar agreements with respect to any Approved Replacement Financing”.

(y)           A new Section 5.01(x) is hereby added to the Receivables Purchase Agreement as follows:

(x)  Ratings Confirmation.  If an SFA Event has occurred, upon written request from the Agent, the Servicer shall obtain a rating (at the Servicer’s own expense), in form satisfactory to the Agent, of the facility contemplated by the Transaction Documents (the “External Rating”) from one nationally-recognized rating agency reasonably acceptable to the Agent within eighty (80) days from the date of such written request, such External Rating to be at least equal to “A” (or the equivalent thereof); provided that, if the Agent in its sole discretion determines that an External Rating from more than one nationally-recognized rating agency is necessary, the Agent shall be entitled to reimbursement for the cost thereof pursuant to Section 2.08.

(z)           Section 6.06(d) of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the phrases “…or similar provisions (if any) of documentation related to an Approved Replacement Facility”, “…or the documentation related to any Approved Replacement Facility”, and “…or any agreement with respect to any Approved Replacement Facility, in each case appearing immediately after the words “Credit Agreement” therein.

(aa)           Section 7.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, from clauses (d), (m) and (o) thereof the amount “20,000,000” in each place therein and in each case replacing, in its entirety, such amount with “40,000,000”.

(bb)           Section 7.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, from clause (p) thereof the phrase “…or any document related to an Approved Replacement Facility”.

(cc)           Section 7.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, from clause (r) thereof the phrases “…or any documentation related to an Approved Replacement Financing”, “…or by any provision of the documentation related to any Approved Replacement Facility, as applicable,” and “…or by any provision of the documentation related to any Approved Replacement Facility, as the case may be”, in each case appearing immediately after the words “Credit Agreement” therein.

(dd)           Section 9.02 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

Section 9.02                      Accounting Based Consolidation Event.

If any Indemnified Party determines that an Accounting Based Consolidation Event shall at any time have occurred, then, within ten (10) days after demand in writing by the Indemnified Party affected thereby, through the Agent, the Seller shall pay to the Agent, for the benefit of such Indemnified Party, such amounts as such Indemnified Party reasonably determines will compensate or reimburse the Indemnified Party for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Indemnified Party or (ii) regulatory capital charge, internal capital charge or other imputed cost determined by such Indemnified Party to be allocable to the transactions contemplated under this Agreement or any Transaction Document in connection therewith.  Amounts under this Section 9.02 may be demanded at any time without regard to the timing of issuance of any financial statement by any Indemnified Party. A certificate as to the amount of such indemnification submitted to the Seller and the Agent by such Indemnified Party, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.  For the avoidance of doubt, amounts compensated or reimbursed under this Section 9.02 shall be in addition to, but not duplicative of, amounts paid to the Agent for Affected Persons under Section 2.08.

(ee)           Annex F (Specific Definitions for Section 7.01(n)) of the Receivables Purchase Agreement is hereby deleted and replaced in its entirety with the Annex F attached hereto

SECTION 2.  Effective Date.  This Amendment shall become effective as of the date (the “Effective Date”) that the Agent shall have received counterparts hereof duly executed by each of the parties hereto.

SECTION 3.  Miscellaneous.

(a)           References in Receivables Purchase Agreement.  Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

(b)           Effect on Receivables Purchase Agreement.  Except as specifically amended hereby, the Receivables Purchase Agreement shall remain in full force and effect.  This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereof.

(c)           No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Receivables Purchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

(d)           Fees and Expenses.  The Seller and DST Systems agree to pay all costs, fees, and expenses (including, without limitation, reasonable attorneys’ fees and time charges of attorneys) incurred by the Agent and/or the Investor in connection with the preparation, execution and enforcement of this Amendment.

(e)           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f)           Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)           Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(h)           Amendments.  This Amendment may not be amended or otherwise modified except as provided in the Receivables Purchase Agreement.

(i)           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SELLER:                                           FOUNTAIN CITY FINANCE, LLC

By:
Name:
Title:

PARENT:                                           DST SYSTEMS, INC.

By:
Name:
Title:

SERVICER:                                           DST SYSTEMS, INC.

By:
Name:
Title:

ORIGINATORS:	DST SYSTEMS, INC.

By:
Name:
Title:

DST HEALTH SOLUTIONS, INC.

By:
Name:
Title:

DST OUTPUT, LLC

By:
Name:
Title:

[Signature Page to Amendment 4 to Receivables Purchase Agreement]

DST OUTPUT CENTRAL, LLC

By:
Name:
Title:

DST OUTPUT EAST, LLC

By:
Name:
Title:

DST OUTPUT WEST, LLC

By:
Name:
Title:

DST OUTPUT GRAPHICS, LLC

By:
Name:
Title:

DST TECHNOLOGIES, INC.

By:
Name:
Title:

DST STOCK TRANSFER, INC.

By:
Name:
Title:

[Signature Page to Amendment 4 to Receivables Purchase Agreement]

DST GLOBAL SOLUTIONS NORTH AMERICA LTD.

By:
Name:
Title:

DST HEALTH SOLUTIONS, LLC

By:
Name:
Title:

DST MAILING SERVICES, INC.

By:
Name:
Title:

ISPACE SOFTWARE TECHNOLOGIES, INC.

By:
Name:
Title:

ARGUS HEALTH SYSTEMS, INC.

By:
Name:
Title:

DST DIRECT, LLC

By:
Name:
Title:

[Signature Page to Amendment 4 to Receivables Purchase Agreement]

DST OUTPUT ELECTRONIC SOLUTIONS, INC.

By:
Name:
Title:

DST TASS, LLC

By:
Name:
Title:

DST WORLDWIDE SERVICES, LLC

By:
Name:
Title:

DSTI MOSIKI, LLC

By:
Name:
Title:

DST RETIREMENT SOLUTIONS, LLC

By:
Name:
Title:

[Signature Page to Amendment 4 to Receivables Purchase Agreement]

INVESTOR:	ENTERPRISE FUNDING COMPANY LLC

By:
Name:
Title:

AGENT	BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

BANK	BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

[End of Signatures]

[Signature Page to Amendment 4 to Receivables Purchase Agreement]

SCHEDULE I

Originators:

DST Systems, Inc.

DST Output, LLC

DST Output Central, LLC

DST Output East, LLC

DST Output West, LLC

DST Output Graphics, LLC

DST Technologies, Inc.

DST Stock Transfer, Inc.

DST Mailing Services, Inc.

DST Output Electronic Solutions, Inc.

DST Worldwide Services, LLC

DST Retirement Solutions, LLC

Argus Health Systems, Inc.

DST Direct, LLC

DST Health Solutions, Inc.

DST Heath Solutions, LLC

DST Global Solutions North America Ltd. (f/k/a DST International North America Ltd.)

DSTi Mosiki, LLC

iSpace Software Technologies, Inc.

DST TASS, LLC

ANNEX F

Specific Definitions for Section 7.01(n)

The following terms used in Section 7.01(n) shall have the meanings set forth below.  Capitalized terms used in the definitions which follow are defined as set forth in this Annex F:

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Consolidated EBITDA” means for any period for the Consolidated Parties on a consolidated basis, the sum (without duplication) of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation, amortization and other non-cash charges, including (x) non-cash stock compensation expense and (y) unrealized losses on assets including but not limited to investment impairments in the Parent's income statements, (iv) extraordinary, unusual and otherwise non-recurring losses or charges, including losses on Dispositions that are outside the ordinary course of business, and (v) transaction fees and expenses incurred in connection with the Credit Agreement, the Loan Documents and the syndicated credit facility evidenced thereby, minus (c) to the extent included in calculating such Consolidated Net Income, (i) all non-cash gains on assets including but not limited to unrealized gains on Investments and (ii) extraordinary, unusual and otherwise non-recurring gains, including gains on Dispositions that are outside the ordinary course of business.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Consolidated Parties on a consolidated basis, without duplication, all Indebtedness of the Consolidated Parties of the type referred to in clauses (a), (b), (f), (g), (h), (i), (j), (k), (l), (m) and (n) of the definition of “Indebtedness” set forth in this Annex F.  To the extent that the rights and remedies of the obligee of any Consolidated Funded Indebtedness are limited to certain property and are otherwise non-recourse to any Consolidated Party, the amount of such Consolidated Funded Indebtedness shall be limited to the value of the Consolidated Parties’ interest in such property (valued at the higher of book value or market value as of such date of determination).  For purposes of the calculation of the Consolidated Leverage Ratio, “Consolidated Funded Indebtedness” shall exclude non-cash obligations of the Parent and its Subsidiaries incurred in connection with any Permitted Monetization Transaction.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the cash portion of Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means for any period for the Consolidated Parties on a consolidated basis, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases and Synthetic Lease Obligations and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case as determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date.

“Consolidated Net Income” means for any period for the Consolidated Parties on a consolidated basis, net income (or loss) (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

“Consolidated Parties” means a collective reference to the Parent and the Subsidiaries of the Parent, and “Consolidated Party” means any one of them.

“Convertible Senior Debentures” has the meaning given to such term in the Credit Agreement (as in effect on the date hereof).

“Default” has the meaning given to such term in the Credit Agreement (as in effect on the date hereof).

“Disposition” or “Dispose” means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (including, without limitation, the Convertible Senior Debentures), (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof, the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair marked value of the property which is subject to the Lien, (g) all Guarantees of such Person with respect to Indebtedness of another Person, (h) the Attributable Indebtedness of such Person with respect to Capital Leases and Synthetic Lease Obligations, (i) all net obligations of such Person under Swap Contracts, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account such Person and, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers’ acceptances), (k) all obligations of such Person to repurchase, redeem, retire, defease or otherwise acquire for value (other than for other Capital Stock) any Capital Stock or other securities issued by such Person at any time prior to the Maturity Date, valued, in the case of redeemable securities, at the greater of voluntary or involuntary redemption price, plus accrued and unpaid dividends, and including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the outstanding attributed principal amount under any asset securitization program of such Person including without limitation any notes or accounts receivable financing program, (m) all cash obligations which arise in connection with any forward equity transactions which are treated as borrower money indebtedness in accordance with GAAP and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  To the extent that the rights and remedies of the obligee of any Indebtedness are limited to certain property and are otherwise non-recourse to such Person, the amount of such Indebtedness shall be limited to the value of the Person’s interest in such property (valued at the higher of book value or market value as of such date of determination).

                “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” has the meaning given to such term in the Credit Agreement (as in effect on the date hereof).

“Marketable Securities” means marketable securities that are freely traded on either the New York Stock Exchange or on the NASDAQ National Market System or any other similar exchanges worldwide and held for investment purposes only.

“Maturity Date” means July 1, 2013.

“Monetization SPE” means a special purpose entity organized by the Parent or a Subsidiary of the Parent (i) the sole purpose of which is to enter into any one or more Monetization Transactions and (ii) the assets and liabilities of which consist solely of Monetized Marketable Securities, Monetization Hedging Agreements (as defined in the definition of “Monetization Transaction”), Monetization Securities Agreements(as defined in the definition of “Monetization Transaction”), Indebtedness that is (a) secured solely by any of the foregoing and (b) otherwise non-recourse to the Consolidated Parties (other than such Monetization SPE), and other assets and liabilities directly related to or arising out of the foregoing.

“Monetization Transaction” means any one or more of the following transactions and any combination thereof:  (i) any Swap Contract relating to any Monetized Marketable Securities (“Monetization Hedging Agreement”), (ii) any repurchase agreement, securities loan agreement or securities forward transaction agreement relating to any Monetized Marketable Securities (collectively, “Monetization Securities Agreements”), (iii) incurrence of any Indebtedness that is (a) secured solely by any Monetized Marketable Securities and/or any Monetization Hedging Agreement or Monetization Securities Agreement and (b) otherwise non-recourse to the Consolidated Parties (other than such Monetization SPE), (iv) any Disposition of Monetized Marketable Securities and (v) organization by the Parent or a Subsidiary of a Monetization SPE.

“Monetized Marketable Securities” means Marketable Securities now or hereafter owned by the Parent or any of its Subsidiaries and that are the subject of a Monetization Transaction.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Parent” means DST Systems, Inc., a Delaware corporation.

“Permitted Monetization Transaction” means any Monetization Transaction in an aggregate amount with all other Permitted Monetization Transactions not to exceed $500,000,000 so long as no Default will otherwise exist after giving effect to such transaction.

 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Sale and Leaseback Transaction” means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a lender under the Credit Agreement or any affiliate of a lender under the Credit Agreement).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).